UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/20/2004

Analytical Surveys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-13111

CO	84-0846389
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11900 Crownpoint Drive, San Antonio, TX 78233
(Address of Principal Executive Offices, Including Zip Code)

210-657-1500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2004, the Board of Directors of Analytical Surveys, Inc. (the "Company") elected Thomas Roddy as Chairman of the Board.   There were no arrangements or understandings between Mr. Roddy and any other person pursuant to which he was elected as a director, and there are and have been no transactions since the beginning of the Company's last fiscal year or currently proposed, regarding Mr. Roddy that are required to be disclosed by Item 404(a)of Regulation S-K.

On December 20, 2004, the Company announced the decision by Mr. Wayne Fuquay to resign as President, Chief Executive Officer and director of the Company effective immediately, to pursue other interests. The Board of Directors appointed Lori Jones, 47, as Chief Executive Officer. Ms. Jones has served as the Company's Chief Financial Officer since January 2003 and joined the Company's board of directors last week. From March 2001 to January 2003, Ms. Jones was a partner with Tatum CFO Partners LLP, a financial consulting company. From May 2000 to March 2001, Ms. Jones served as the chief financial officer of Worldmerc Incorporated. From January 1999 to May 2000, Ms. Jones was the chief financial officer of Billserv Inc., an electronic billing presentation and payment service company. From May 1990 to December 1998, Ms. Jones served in various capacities, including chief financial officer, at Docucon, Inc., a document imaging services company.

On December 20, 2004, the Company also announced the resignation of Livingston Kosberg as chairman of the board. Mr. Kosberg joined the Company's board in 2002 when Tonga Partners, L.P. ("Tonga") exercised its right to appoint a majority of ASI's directors. Tonga relinquished its right to appoint directors after it converted a $1.7 million senior secured convertible promissory note on November 10, 2004, and sold its holdings in ASI common stock. There was no disagreement between Mr. Fuquay or Mr. Kosberg and the Company related to the Company's operations, policies or practices. Mr. Kosberg served on the Audit Committee and Compensation Committee of the Board of Directors.

A copy of the press release announcing the the resignation of the directors and cheif executive officer, the appointment of the new director and chief executive officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits
99.1 Press release dated December 20, 2004, issued by the Company.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: December 20, 2004.	By:	/s/ Lori Jones
Lori Jones
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated December 20, 2004